Exhibit 99

News Release

FOR IMMEDIATE RELEASE

For further information contact:

Investor Relations:

Brian Turcotte

901.597.3282

Brian.Turcotte@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

The ServiceMaster Company Reports Preliminary

Third-Quarter 2013 Financial Results

•                  Operating revenue increased 3 percent to $929 million

•                  Net income of $46 million compared to net loss of $704 million a year ago

•                  Stable Operating Performance(1) of $169 million

•                  Company announces plans to separate the TruGreen business from the ServiceMaster portfolio on or about December 31, 2013

MEMPHIS, TENN, — November 14, 2013 — The ServiceMaster Company, one of the world’s largest residential and commercial service networks, today announced preliminary unaudited third-quarter 2013 results, including operating revenue of $929 million, an increase of approximately 3 percent compared to the same period in 2012. The increase in revenue was primarily attributable to a strong performance at Terminix versus the prior year period and revenue stabilization at TruGreen.

The company reported third-quarter 2013 net income of $46 million. This compares to a net loss of $704 million one year ago, which included goodwill and trade name impairment charges at TruGreen totaling $845 million. The company reported third-quarter 2013 Operating Performance of $169 million, which was comparable to the same period in 2012.  The impact of higher revenue on gross profit in third-quarter 2013 was offset by higher selling expenses, primarily at TruGreen. A reconciliation of Operating Performance to net income is set forth below in this press release.

“Our third-quarter 2013 financial results met our expectations,” said Rob Gillette, ServiceMaster’s chief executive officer. “While the increase in revenue compared to the third quarter of 2012 was primarily attributable to the strong performance at Terminix, all of our business segments produced revenue growth versus prior year.”

“We’ve talked a lot over the past few months about the TruGreen turnaround, and it has now become clear that while we’re making progress,” said Gillette, “TruGreen is on a different earnings growth timeline than the rest of ServiceMaster.”

Gillette said the company plans to separate the TruGreen business from the ServiceMaster portfolio on or about December 31, 2013.  “This separation should enable ServiceMaster to concentrate on growth while providing TruGreen the time and focus it needs to make the changes necessary to complete the turnaround of its business. Separating TruGreen from ServiceMaster should allow both companies to realize their full potential faster,” said Gillette.

The separation of the TruGreen business from ServiceMaster is being planned as a tax-free spin-off of TruGreen through a pro rata dividend to the stockholders of ServiceMaster Global Holdings, Inc., the ultimate parent company of ServiceMaster.  The separation is subject to a number of important closing conditions, which once completed will result in TruGreen being an independent, private company.  J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Natixis are acting as financial advisors to ServiceMaster in connection with the proposed separation.

“We believe the most effective way to realize TruGreen’s long-term value is to have it operate as a standalone company,” said TruGreen President David Alexander. “We have the right team and the right plan, and we’re excited about the opportunity ahead of us. What we need to do now is stay focused, execute well and deliver more consistent, reliable performance over the long haul.”

Alexander pointed out that TruGreen has made steady progress over the past several months implementing process and technology improvements that should stabilize its operations and deliver better results.

Consolidated Third-Quarter Performance

	Three months ended September 30,
$ millions	2013	2012	B/(W)

Operating Revenue	$929	$901	$28
YoY growth			3%

Gross Profit	394	386	8
% of revenue	42.4%	42.9%	(0.5	) pts

SG&A	(254)	(246)	(8)
% of revenue	27.4%	27.3%	(0.1	) pts

Operating Income (Loss)	120	(724)	844
% of revenue	12.9%	-80.3%

Net Income (Loss)	46	(704)	750
% of revenue	4.9%	-78.2%

Operating Performance(1)	169	169	—
% of revenue	18.2%	18.8%	(0.6	) pts

Free Cash Flow(2)	$(12)	$(19)	$7

Preliminary Third-Quarter Segment Information for Continuing Operations

The table below highlights revenue and Operating Performance by segment and is provided for illustrative purposes.

Total operating revenue, while up 3 percent for the third quarter of 2013 versus prior year, would have been up $27 million, or 5 percent, excluding the impact of TruGreen’s results.

ServiceMaster’s consolidated Operating Performance for the third quarter of 2013 was comparable to prior year, and the Operating Performance margin was slightly down versus prior year.  The company’s third-quarter 2013 Operating Performance, excluding TruGreen’s impact, would have increased $19 million compared to 2012.

	Three months ended September 30, 2013
$ millions	Operating Revenue	B/(W) vs. PY	Operating Performance	B/(W) vs. PY

Terminix	$334	$16	$77	$8
YoY growth / % of revenue		5%	23.2%	1.3	pts

TruGreen	314	1	40	(19)
YoY growth / % of revenue		0.3%	12.8%	(6.0	) pts

American Home Shield	219	5	60	10
YoY growth / % of revenue		2%	27.4%	4.1	pts

ServiceMaster Clean	39	5	17	2
YoY growth / % of revenue		14%	44.0%	1.0	pts

Other Operations & HQ	24	1	(26)	(1)
YoY growth / % of revenue		5%
Total	$929	$28	$169	—
YoY growth / % of revenue		3%	18.2%	(0.6	) pts

Terminix

Terminix operating revenue increased 5 percent in the third quarter of 2013, driven by strong termite new unit sales and pricing actions. Operating Performance increased $8 million versus prior year, primarily reflecting the flow-through effect of higher operating revenue.

TruGreen

TruGreen operating revenue increased slightly in the third quarter of 2013, driven by improved price realization.  Operating Performance declined $19 million versus prior year, reflecting investments to improve customer service, combined with the impact of process inefficiencies driven, in part, by technology integration issues.

American Home Shield

American Home Shield operating revenue increased 2 percent in the third quarter of 2013, driven by improved price realization and a 2 percent increase in customer counts. Operating Performance increased $10 million versus prior year, reflecting gross profit margin expansion as a result of lower claims costs and the flow-through effect of higher operating revenue.

ServiceMaster Clean

ServiceMaster Clean operating revenue increased 14 percent in the third quarter of 2013, driven primarily by a 10 percent increase in domestic royalty fees and a 25 percent increase in janitorial national account revenue.  Operating Performance increased $2 million versus prior year, primarily reflecting gross profit margin expansion as a result of the flow-through effect of higher operating revenue.

Other Operations and Headquarters(3)

Merry Maids operating revenue, which represents over 90 percent of the segment operating revenue, increased 3 percent in the third quarter of 2013, driven primarily by revenue growth in company-owned branches. Segment Operating Performance declined $1 million versus prior year, reflecting discrete corporate costs which more than offset improved Operating Performance results at Merry Maids.

Third-Quarter 2013 Earnings Conference Call

The company will discuss its third-quarter operating results and strategic initiatives, including the separation of TruGreen from the ServiceMaster portfolio, during a conference call at 3:00 p.m. central time today. To participate on the conference call, interested parties should call 800.786.1918 (or international participants, 212.231.2924. Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results and key performance indicators will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page at www.servicemaster.com.

The call will be available for replay until December 14, 2013. To access the replay of this call, please call 800.633.8284 and enter reservation number 21681168 (international participants: 402.977.9140, reservation number 21681168). Or you can review the webcast on the company’s investor relations home page.

About ServiceMaster

With a global network of more than 7,300 company-owned, franchised and licensed locations, Memphis-based ServiceMaster is one of the world’s largest residential and commercial service networks. The company’s high-profile brands are Terminix, TruGreen, American Home Shield, ServiceMaster Clean, Merry Maids, Furniture Medic and AmeriSpec. Through approximately 20,000 corporate associates and a franchise network that we estimate independently employs over 31,000 additional people, the ServiceMaster family of brands provided services and products to approximately 8 million customers during the last 12 months. The company’s market-leading brands provide a range of residential and commercial services including termite and pest control; lawn, tree and shrub care; home warranties and preventative maintenance contracts; on-site wood furniture repair; home inspections; home cleaning; janitorial services; and disaster restoration. Go to www.servicemaster.com for more information about ServiceMaster or follow us at twitter.com/ServiceMaster or facebook.com/TheServiceMasterCo.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this press release and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial position; results of operations; cash flows; issues related to the separation of TruGreen from the company and both ServiceMaster and TruGreen realizing their full potential faster as separate companies; customer retention; the cost savings from restructurings and reorganizations and expected charges related to such restructurings and reorganizations; and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the market segments in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

A number of important factors, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the Securities and Exchange Commission, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; our ability to secure sources of financing or other funding to allow for leasing of commercial vehicles, primarily for Terminix and TruGreen; our ability to successfully implement our strategy for separating TruGreen from the company, and the success of, and costs associated with, restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, which are not measures of financial condition or profitability.  Non-GAAP measures should not be considered as an alternative to GAAP financial measures.  Non-GAAP measures may not be comparable to similar measures used by other companies.  See Non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Operating Performance and Free Cash Flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of the company’s cash flow or liquidity.  Management uses non-GAAP financial measures and has presented them in this press release because it believes such measures allow investors to understand the current period results of operations of the business on a comparable basis with previous periods and give investors added insight into cash earnings available to service the Company’s debt.

(1)   Operating Performance is defined by the company as operating income excluding certain non-cash charges and other items.  See Non-GAAP reconciliations.

(2)   Free Cash Flow is defined by the company as Net Cash Provided from Operating Activities from Continuous Operations minus Net Cash Used for Investing Activities from Continuing Operations. See Non-GAAP reconciliations.

(3)   The Other Operations and Headquarters segment includes the franchised and company-owned operations of Merry Maids, ServiceMaster Acceptance Company (SMAC) and the company’s headquarters functions.

Key Performance Indicators

The table below presents selected operating metrics related to customer counts and customer retention for the company’s three largest revenue-generating businesses. These measures are presented on a rolling, 12-month basis in order to avoid seasonal anomalies.

	Key Performance Indicators as of September 30,
	2013	2012
Terminix—
(Reduction) Growth in Pest Control Customers	(1.1)%	4.0%
Pest Control Customer Retention Rate	79.4%	80.0%
Reduction in Termite Customers	(2.4)%	(1.2)%
Termite Customer Retention Rate	85.3%	85.9%
TruGreen —
Reduction in Full Program Accounts	(7.8)%	(13.7)%
Customer Retention Rate	66.9%	68.4%
American Home Shield—
Growth (Reduction) in Home Warranties and Preventive Maintenance Contracts	1.8%	(0.9)%
Customer Retention Rate	73.3%	74.1%

THE SERVICEMASTER COMPANY

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

(In millions)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Operating Revenue	$929	$901	$2,476	$2,518

Cost of services rendered and products sold	535	515	1,459	1,434
Selling and administrative expenses	254	246	716	679
Amortization expense	14	15	42	51
Goodwill and trade name impairment	—	845	673	913
Restructuring charges	6	3	9	12
Total operating costs and expenses	809	1,624	2,899	3,090

Operating Income (Loss)	120	(724)	(424)	(572)

Interest expense	63	62	187	187
Interest and net investment income	(2)	(4)	(7)	(8)
Loss on extinguishment of debt	—	16	—	56

Income (Loss) from Continuing Operations before Income Taxes	59	(798)	(605)	(807)
Provision (Benefit) for income taxes	13	(94)	(118)	(96)

Income (Loss) from Continuing Operations	46	(704)	(487)	(711)

Loss from discontinued operations, net of income taxes	—	—	(1)	—
Net Income (Loss)	$46	$(704)	$(488)	$(711)

Total Comprehensive Income (Loss)	$48	$(699)	$(487)	$(699)

THE SERVICEMASTER COMPANY

Condensed Consolidated Statements of Financial Position (Unaudited)

(In millions, except share data)

	As of September 30, 2013	As of December 31, 2012
Assets:
Current Assets:
Cash and cash equivalents	$359	$423
Marketable securities	39	19
Receivables, less allowances of $36 and $21, respectively	500	404
Inventories	58	57
Prepaid expenses and other assets	76	37
Deferred customer acquisition costs	46	34
Deferred taxes	102	107
Total Current Assets	1,180	1,081
Property and Equipment:
At cost	722	634
Less: accumulated depreciation	(354)	(294)
Net Property and Equipment	368	340

Other Assets:
Goodwill	2,015	2,412
Intangible assets, primarily trade names, service marks and trademarks, net	2,082	2,374
Notes receivable	36	22
Long-term marketable securities	127	126
Other assets	47	10
Debt issuance costs	43	45
Total Assets	$5,899	$6,411

Liabilities and Shareholder’s Equity:
Current Liabilities:
Accounts payable	$127	$87
Accrued liabilities:
Payroll and related expenses	81	78
Self-insured claims and related expenses	98	83
Accrued interest payable	19	54
Other	62	59
Deferred revenue	514	484
Liabilities of discontinued operations	1	1
Current portion of long-term debt	60	52
Total Current Liabilities	962	898

Long-Term Debt	3,908	3,909

Other Long-Term Liabilities:
Deferred taxes	803	934
Other long-term obligations, primarily self-insured claims	154	115
Total Other Long-Term Liabilities	957	1,049

Commitments and Contingencies

Shareholder’s Equity:
Common stock $0.01 par value, authorized 1,000 shares; issued 1,000 shares	—	—
Additional paid-in capital	1,475	1,472
Retained deficit	(1,411)	(924)
Accumulated other comprehensive income	8	7
Total Shareholder’s Equity	71	555
Total Liabilities and Shareholder’s Equity	$5,899	$6,411

THE SERVICEMASTER COMPANY

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Nine months ended September 30,
	2013	2012
Cash and Cash Equivalents at Beginning of Period	$423	$329

Cash Flows from Operating Activities from Continuing Operations:
Net Loss	(488)	(711)
Adjustments to reconcile net loss to net cash provided from operating activities:
Loss from discontinued operations, net of income taxes	1	—
Equity in losses of joint venture	—	—
Depreciation expense	70	59
Amortization expense	42	51
Amortization of debt issuance costs	7	10
Loss on extinguishment of debt	—	56
Call premium paid on retirement of debt	—	(43)
Premium received on issuance of debt	—	3
Deferred income tax benefit	(127)	(106)
Stock-based compensation expense	3	5
Goodwill and trade name impairment	673	913
Restructuring charges	9	12
Cash payments related to restructuring charges	(8)	(12)
Change in working capital, net of acquisitions:
Current income taxes	(3)	2
Receivables	(94)	(104)
Inventories and other current assets	(31)	(19)
Accounts payable	41	36
Deferred revenue	30	(10)
Accrued liabilities	(18)	(61)
Other, net	1	18
Net Cash Provided from Operating Activities from Continuing Operations	109	100

Cash Flows from Investing Activities from Continuing Operations:
Property additions	(58)	(62)
Sale of equipment and other assets	1	1
Other business acquisitions, net of cash acquired	(23)	(30)
Notes receivable, financial investments and securities, net	(22)	(8)
Notes receivable from affiliate	(12)	—
Net Cash Used for Investing Activities from Continuing Operations	(113)	(98)

Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	1	1,350
Payments of debt	(42)	(1,320)
Discount paid on issuance of debt	(12)	—
Debt issuance costs paid	(6)	(32)
Net Cash Used for Financing Activities from Continuing Operations	(59)	(2)

Cash Flows from Discontinued Operations:
Cash used for operating activities	(1)	(1)
Cash used for investing activities:
Proceeds from sale of businesses	—	(4)
Net Cash Used for Discontinued Operations	(1)	(4)

Cash Decrease During the Period	(64)	(4)

Cash and Cash Equivalents at End of Period	$359	$325

The following table presents reconciliations of operating income (loss) to Operating Performance for the periods presented.

(in millions)	Terminix	TruGreen	American Home Shield	ServiceMaster Clean	Other Operations and Headquarters	Total
Three Months Ended September 30, 2013
Operating income (loss)	$59	$27	$57	$16	$(39)	$120
Depreciation and amortization expense	18	13	2	1	3	37
Interest and net investment income	—	—	1	—	1	2
Non-cash stock-based compensation expense	—	—	—	—	2	2
Restructuring charges	—	1	—	—	5	6
Management and consulting fees	—	—	—	—	2	2
Operating Performance	$77	$40	$60	$17	$(26)	$169

Three Months Ended September 30, 2012
Operating income (loss)	$51	$(799)	$44	$13	$(33)	$(724)
Depreciation and amortization expense	18	12	2	1	3	37
Interest and net investment income	—	—	3	—	1	4
Non-cash goodwill and trade name impairment	—	845	—	—	—	845
Non-cash stock-based compensation expense	—	—	—	—	2	2
Restructuring charges	—	1	1	—	1	3
Management and consulting fees	—	—	—	—	2	2
Operating Performance	$70	$59	$50	$15	$(24)	$169

Nine Months Ended September 30, 2013
Operating income (loss)	$208	$(686)	$125	$45	$(115)	$(424)
Depreciation and amortization expense	54	37	6	4	10	112
Interest and net investment income	—	—	4	—	3	7
Non-cash goodwill and trade name impairment	—	673	—	—	—	673
Non-cash stock-based compensation expense	—	—	—	—	3	3
Restructuring charges	1	1	—	—	7	9
Management and consulting fees	—	—	—	—	5	5
Operating Performance	$263	$26	$134	$50	$(87)	$386

Nine Months Ended September 30, 2012
Operating income (loss)	$189	$(805)	$113	$36	$(105)	$(572)
Depreciation and amortization expense	58	34	7	4	8	110
Interest and net investment income	—	—	5	—	3	8
Non-cash goodwill and trade name impairment	—	913	—	—	—	913
Non-cash stock-based compensation expense	—	—	—	—	5	5
Restructuring charges	3	2	1	1	6	12
Management and consulting fees	—	—	—	—	5	5
Operating Performance	$249	$144	$125	$41	$(77)	$482

The following table presents reconciliations of total segment operating income (loss) to net income (loss) for the periods presented.

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2013	2012	2013	2012
Total Segment Operating Income (Loss)	$120	$(724)	$(424)	$(572)
Non-operating Expense (Income):
Interest expense	63	62	187	187
Interest and net investment income	(2)	(4)	(7)	(8)
Loss on extinguishment of debt	—	16	—	56
Income (Loss) from Continuing Operations before Income Taxes	59	(798)	(605)	(807)
Provision (benefit) for income taxes	13	(94)	(118)	(96)
Income (Loss) from Continuing Operations	46	(704)	(487)	(711)
Loss from discontinued operations, net of income taxes	—	—	(1)	—
Net Income (Loss)	$46	$(704)	$(488)	$(711)

The following table presents reconciliations of Net Cash Provided from Operating Activities from Continuing Operations to Free Cash Flow for the periods presented.

	Three months ended September,		Nine months ended September 30,
(In millions)	2013	2012	2013	2012
Net Cash Provided from Operating Activities from Continuing Operations	$30	$6	$109	$100
Net Cash Used for Investing Activities from Continuing Operations	$(41)	$(24)	$(113)	$(98)

Free Cash Flow	$(12)	$(19)	$(4)	$2